Exhibit 10.8
CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN
SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
Aruba/Alcatel-Lucent
AMENDMENT #4 TO OEM SUPPLY AGREEMENT
This Amendment is made and entered into as of December 31, 2010 by and between Alcatel-Lucent USA Inc. (fka Alcatel Internetworking, Inc.) (“Alcatel”) and Aruba Networks, Inc. (fka Aruba Wireless Networks, Inc) (“Supplier”), and amends the OEM Supply Agreement dated March 18, 2005, as amended (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
RECITALS
A. Alcatel and Supplier desire to amend the Agreement to modify the Support pricing provided by Supplier.
B. In accordance with Section 18.9 (a) of the Agreement, any term of the Agreement may be amended or waived only with the written consent of both parties.
The parties agree as follows:
1.
The following is to replace the Support pricing in Schedule 3.1 and supersedes the Support pricing set forth in Amendment #2 (Section 2) to the Agreement, dated January 19, 2007 and Amendment#3 set forth in 2009.

2.
Alcatel agrees to purchase Support from Supplier at a price equal to the following percentages multiplied by the actual purchase price from Supplier for all Products sold by Alcatel in three geographies:

Geography	Support Percentage
North America	[***]	%
EMEA	[***]	%
Rest of the World	[***]	%
For purposes of this Amendment, Products shall not include indoor access points that carry a limited lifetime warranty from Supplier nor their associated antennae and mounting hardware.
***     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Included in the above fee schedule are licenses for Airwave wireless management software (OV 3600 on Aruba price list).

3.	For clarity, the Support period begins on the point of sale date (i.e., the date inventory is removed from Alcatel’s stock and sold to its customer).

4.
At the beginning of each calendar quarter Supplier will invoice Alcatel for the renewals expected in the upcoming calendar quarter, as calculated per this Amendment, and the annual Support fees due based on the Products sold in the prior quarter. All payments hereunder shall be made in accordance with the payment terms specified in the Agreement.

5.
Alcatel agrees to pay for Support for a minimum of [***] ([***]) years from the date of initial sale of the Products. If the end user elects not to renew Support after the third year for the Product, Supplier will not charge Alcatel for Support on that Product. If the end user subsequently elects to reinstate Support, Alcatel agrees to pay in arrears the Support rates noted herein for the period of time that has lapsed. The Products must be in good working condition before Supplier will agree to reinstate Support. Alcatel will provide Supplier with sufficient information to allow Supplier to bill for Support. Information provided will be sufficiently detailed to enable Supplier to accurately allocate revenue credit to its individual sales people.

6.	Supplier will have the right to audit Alcatel’s records once annually to confirm that Support revenues have been calculated in accordance with the terms of this Amendment.

7.
The pricing and terms set forth herein are to be applied to all transactions beginning January 1, 2011 including for clarity those transactions which were executed prior to this date. Notwithstanding, Alcatel will advise Supplier and payment will be due to Supplier in all cases where an end user receives Support for the Product regardless of when Support first commenced.

IN WITNESS WHEREOF, Aruba and Alcatel have each caused this Amendment to be executed by its duly authorized representative, as of the day and year first above written.
***     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ALCATELLUCENT USA INC.		ARUBA NETWORKS, INC.

By:	/s/ Charles C. Mathews	By:	/s/ Alexa King

Print Name:	Charles C. Mathews	Print Name:	Alexa King
Title:	VP — Customer Care	Title:	General Counsel
Date:	1-3-11	Date:	1/3/2011
Aruba Networks, Inc.
1344 Grossman Ave.
Sunnyvale, CA 94089